                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     DEC-99

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TOTAL TRUST                                         JUL-99                AUG-99                        SEP-99
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   TOTAL ENDING BALANCE                      2,051,458,697               2,033,846,046                 2,025,328,662
      ENDING PRINCIPAL BALANCE               1,977,731,155               1,961,555,169                 1,949,997,427
      ENDING NON-PRINCIPAL BALANCE              73,727,542                  72,290,877                    75,331,235

      YIELD                                     34,950,879        21.20%    40,239,315          24.42%    33,244,466      20.34%

      CHARGE-OFFS                               (7,324,422)       -4.44%    (7,630,109)         -4.63%    (7,719,220)     -4.72%

      NET YIELD: (YIELD - C/O)                  27,626,456        16.75%    32,609,206          19.79%    25,525,246      15.62%

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SERIES 1996-1                                       JUL-99                AUG-99                        SEP-99
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   MONTH-END INVESOR BALANCE                 1,115,151,821               1,115,151,821                 1,115,151,821
   INVESTOR PERCENTAGE                               56.36%                      56.39%                        56.85%
   3-MONTH AVG. EXCESS SERVICING                                  10.19%                        11.03%                    9.78%

   YIELD                                        19,697,236        21.20%    22,689,103          24.42%    18,899,637     20.34%

      CHARGE-OFFS                               -4,127,818        -4.44%    (4,302,268)         -4.63%    (4,388,407)    -4.72%
      CERTIFICATE INTEREST                      -5,345,910        -5.75%    (5,094,266)         -5.48%    (5,197,650)    -5.59%
      SERVICING FEE                             -1,858,586        -2.00%    (1,858,586)         -2.00%    (1,858,586)    -2.00%

   EXCESS SERVICING                              8,364,921         9.00%    11,433,982          12.30%     7,454,994      8.02%
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TOTAL TRUST                                    OCT-99                     NOV-99                      DEC-99
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   TOTAL ENDING BALANCE                      2,023,252,836               2,030,172,328                2,086,476,133
      ENDING PRINCIPAL BALANCE               1,947,023,736               1,954,237,717                2,008,987,769
      ENDING NON-PRINCIPAL BALANCE              76,229,100                  75,934,611                   77,488,364

      YIELD                                     35,411,885        21.79%    37,826,553       23.31%      38,285,107          23.51%

      CHARGE-OFFS                               (7,723,886)       -4.75%    (6,837,774)      -4.21%      (7,436,958)         -4.57%

      NET YIELD: (YIELD - C/O)                  27,687,999        17.04%    30,988,779       19.10%      30,848,148          18.94%

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SERIES 1996-1                                  OCT-99                     NOV-99                      DEC-99
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   MONTH-END INVESOR BALANCE                 1,115,151,821               1,115,151,821                1,115,151,821
   INVESTOR PERCENTAGE                               57.19%                      57.27%                       57.06%
   3-MONTH AVG. EXCESS SERVICING                                   9.85%                      9.58%                          10.03%

   YIELD                                        20,251,118        21.79%    21,665,041       23.31%      21,846,731          23.51%

      CHARGE-OFFS                               (4,417,086)       -4.75%    (3,916,314)      -4.21%      (4,243,771)         -4.57%
      CERTIFICATE INTEREST                      (5,396,112)       -5.81%    (5,216,235)      -5.61%      (7,030,757)         -7.57%
      SERVICING FEE                             (1,858,586)       -2.00%    (1,858,586)      -2.00%      (1,858,586)         -2.00%

   EXCESS SERVICING                              8,579,334         9.23%    10,673,906       11.49%       8,713,616           9.38%
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